UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

SS&C TECHNOLOGIES HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Lamberton Road
Windsor, CT 06095
 (Address of principal executive offices, including zip code)

(860) 298-4500
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On March 27, 2015, SS&C Technologies Holdings, Inc. (the “Company”) held a Special Meeting of stockholders (the “Special Meeting”). As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2015 (the “Proxy Statement”), stockholders were asked at the Special Meeting to consider and vote on a proposal to approve an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 shares to 200,000,000 shares (the “Proposal”).

Of the 81,650,330 shares of voting common stock outstanding and entitled to vote as of the record date for the Special Meeting, 78,146,923 shares were present at the Special Meeting in person or by proxy. As such, a quorum was established at the Special Meeting.

The stockholders approved the Proposal by a vote of 72,255,336 for; 5,860,556 against; and 31,031 abstentions. No broker non-votes were cast on this matter.

Holders of Class A non-voting common stock were not entitled to vote at the Special Meeting.

Further information regarding this matter is contained in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.
Date: March 30, 2015	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer